As filed with the Securities and Exchange Commission on August 18, 1994
                                      Registration No.33___________


                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                               FORM S-3

                       REGISTRATION STATEMENT
                                 UNDER
                     THE SECURITIES ACT OF 1933

                     FEDERAL-MOGUL CORPORATION
     (Exact name of registrant as specified in its charter)

         MICHIGAN                                       38-0533580
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

                      26555 Northwestern Highway,
                      Southfield, Michigan  48034
                            (810) 354-7700
    (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          George N. Bashara, Jr.
              Vice President, General Counsel and Secretary
                       Federal-Mogul Corporation
                      26555 Northwestern Highway
                     Southfield, Michigan  48034
                          (810) 354-8662
  (Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box:   [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please
check the following box:   [x]

CALCULATION OF REGISTRATION FEE


                                   Proposed
                                   Maximum      Proposed
                                   Offering     Maximum
Title of                           Price        Aggregate   Amount of
Securities to   Amount to be       Per          Offering    Registration
be Registered   Registered         Share(1)     Price(1)    Fee
- -------------   ------------       ---------    ---------   ------------

Common Stock    50,000 shares      $27.50       $1,375,000  $475
without par
value (2)


(1) Estimated solely for purposes of calculating the registration fee at $27.50 per share, the average of the high and low prices for shares of Common Stock on August 16, 1994 on the New
York Stock Exchange, as reported in The Wall Street Journal, pursuant to Rule 457(c).

(2) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

/TABLE

                  [PRELIMINARY PROSPECTUS LEGEND]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS

                       FEDERAL-MOGUL CORPORATION
                       26555 Northwestern Highway
                       Southfield, Michigan  48034
                            (810) 354-7700

                        ------------------------

                      50,000 Shares of Common Stock
                            without par value
                        -------------------------

     The 50,000 shares of Common Stock of Federal-Mogul
Corporation (the "Company") offered by this Prospectus are outstanding shares of Common Stock that may be sold from time to time in the market or in other transactions by certain shareholders of the Company. See "Selling Shareholders" and "Plan of Distribution".
None of the proceeds of these sales will be received by the Company.

     The Common Stock is listed on the New York Stock Exchange
under the trading symbol "FMO". Any Common Stock sold pursuant to this Prospectus will be listed on such exchange, subject to official notice of issuance. On August 16, 1994, the last sale price for the Common Stock was $27.75, as reported in The Wall Street Journal.
                      -------------------------
                 This offering is not underwritten.
                      ------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
       BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
            THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.

                       ------------------------


     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                       -----------------------

The date of this Prospectus is August      1994.
                                     ------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT
TO THE DATE OF SUCH INFORMATION.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Federal-Mogul Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

            (i)  An Annual Report on Form 10-K for the year ended
                 December 31, 1993;

           (ii) A Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994, dated May 13, 1994;

          (iii)  A Current Report on Form 8-K dated February 8,
                 1994;

           (iv) A current Report on Form 8-K/A dated February 11, 1994 amending a Current Report on Form 8-K dated
                 November 10, 1993;

            (v)  A Current Report on Form 8-K dated July 25, 1994;
                 and

           (vi) A Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994, dated August 11, 1994.

     All documents filed hereafter by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document. Any statement contained in a document incorporated by reference or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including exhibits to such documents, unless such exhibits are incorporated by reference in such documents) are available without charge upon written or oral request directed to: George N. Bashara, Jr., Secretary, Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48034 (Telephone: (810) 354-7700).

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copies may be obtained at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New
York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005; and the
Pacific Stock Exchange, Inc. ("PSE"), 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104.

     Federal-Mogul has filed with the Commission a Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein and filed as an exhibit to the Registration Statement are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to Federal-Mogul and the securities, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

                               THE COMPANY

     Federal-Mogul Corporation is a global distributor and manufacturer of a broad range of precision parts, primarily vehicular components for automobiles, light trucks, heavy duty trucks and farm and construction vehicles and industrial products. Through the Company's worldwide distribution network, Federal-Mogul sells replacement parts in the vehicular aftermarket (the "Aftermarket") to independent warehouse distributors, local parts suppliers and retail parts stores. The Company also sells parts to original equipment ("OE") manufacturers, principally the major automotive manufacturers in the United States and Europe.

     In 1993, the Company's net sales were $1,575.5 million. For the six-month period ended June 30, 1994, the Company's net sales were $935.1 million.

     The Company was incorporated in 1924 under Michigan law to carry on a business begun in 1900. The Company's executive offices are located at 26555 Northwestern Highway, Southfield, Michigan 48034, telephone number (810) 354-7700.

                            PLAN OF DISTRIBUTION

     The 50,000 shares of the Common Stock being offered by this Prospectus are being offered by certain shareholders of the Company named under "Selling Shareholders" (the "Selling Shareholders"). Such shares were issued to the Selling Shareholders by the Company in connection with the acquisition of a portion of the outstanding shares of common stock of CONABA, S.A. de C.V. (Mexico) ("CONABA") on August 11, 1994.

     As a result of the acquisition, the Company increased its holdings of the outstanding common stock of CONABA from 51% to 93% of the outstanding shares. The remaining 7% of the outstanding shares of CONABA stock are held by past and present employees of CONABA. The Company intends to acquire such shares directly from these individuals for cash on or before December 31, 1994 at which time the Company will own 100% of the outstanding shares of CONABA.

     The shares offered by the Selling Shareholders (including his or her donees, distributees, pledgees, and personal representatives) may be sold from time to time (a) in transactions in the over-the-counter market; (b) in option transactions; (c) in negotiated transactions; or (d) through other means. The Selling Shareholders may also sell some or all of the shares in transactions involving broker-dealers who may acquire shares as principal. Sales will be in the quantities, at the time, and through registered broker-dealers to be determined from time to time by the Selling Shareholders. No arrangements for any broker-dealer to act on behalf of the Selling Shareholders have been made. It is anticipated that any selling broker-dealers engaged by the Selling Shareholders will receive only their customary brokerage commissions. Participating broker-dealers may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, in which event all such compensation to be received by them may be deemed underwriting compensation.

     Sales of the shares offered by the Selling Shareholders will be made at gross prices per share approximating market prices prevailing at the time of the sales. The Company will not receive any of the proceeds of the sales. Any brokerage commissions due to any broker engaged by the Selling Shareholders, and any expenses incurred by the Selling Shareholders in connection with the offering made hereby, will be borne by the Selling Shareholders. The Company is bearing the legal and accounting expense incurred in the preparation and filing of the Registration Statement of which this Prospectus is a part and the filing fee thereunder.

                        SELLING SHAREHOLDERS

     Certain information is provided below with respect to the Selling Shareholders. The information includes the name and address of the Selling Shareholder, present positions, offices and material relationships with the Company and its subsidiaries and any during the past three years, the number of shares of Common Stock of the Company presently owned, and the number offered by this Prospectus.


                                                                         Shares of
                              Present Positions, Offices,                Federal-Mogul Corporation
                              Relationships with                         Common Stock
                              Federal-Mogul Corporation                 ------------------------------
                              and its subsidiaries                       Owned as of      Offered
                              and Any During the Past                    Date of this     by this
Name/Address                  3 Years                                    Prospectus       Prospectus
- ------------                  --------------------------                 --------------   -------------

G. Ena Esther Zaldivar Martinez          None                            22,619           22,619
Magnolias 10
Colonia Flores Magon
53820, Naucalpan Estado de
Mexico

Francisco Javier Vales Zaldivar          None                             2,381            2,381
Ave. de Las Palmas 765 Desp. 502
Colonia Lomas de Chapultepec
11000 Mexico D.F.

Carlos Antonio Vales Ochoa               None                             3,465            3,465
Norte 59 no. 880-C
Fracc. Industrial Vallejo
02300 Mexico D.F.

Carlos Fernando Vales Camara             None                            21,535           21,535
Norte 59 no. 880-C
Fracc. Industrial Vallejo
02300 Mexico D.F.

                            LEGAL OPINIONS

     George N. Bashara, Jr., Vice President, General Counsel and Secretary of the Company, is passing upon the validity of the Common Stock.

                         INDEPENDENT AUDITORS

     The consolidated financial statements and schedules of Federal-Mogul Corporation appearing in Federal-Mogul Corporation's Annual Report (Form
10-K) for the year ended December 31, 1993, have been audited by Ernst &
Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined statements of assets and liabilities of Sealed Power Corporation and Sealed Power Corporation of Canada, Ltd. at December 31, 1992 and 1991 and the related combined statements of revenues and expenses and changes in equity and cash flows for each of the years then ended, appearing in Federal-Mogul Corporation's Form 8-K dated November 10, 1993, as amended on Form 8-K/A, dated February 11, 1994, and incorporated herein by reference, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following estimated expenses have been incurred by the issuer. No portion of such expenses are to be borne by the Selling Shareholders:


Securities and Exchange Commission filing fee...      $  475
Accounting fees and expenses....................       1,000
Legal fees and expenses.........................       1,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 561 through 569 of the Michigan Business Corporation Act (the "Act"), and Article XI of the Company's Bylaws relate to the indemnification of the Company's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

     The Act -- The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) arising out of a position with the Company (or with some other entity at the Company's request) and (ii) expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action or suit by or in the right of the Company, unless the director or officer is found liable to the Company and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

     The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by (a) a majority vote of a quorum of the Board of Directors who were not parties or threatened to be made parties to the action, suit or proceeding, (b) by independent legal counsel, (c) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding or (d) by the shareholders (but shares held by directors or officers who are parties or are threatened to be made parties may not be voted). In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of a written affirmation by the director or officer of their good-faith belief that they have met the applicable standard of conduct set forth in the Act, receipt of a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification, and a determination that the facts then known to those making the advance would not preclude indemnification.

     Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Company's Articles of Incorporation, Bylaws, or contractual agreement. The Act permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company whether or not such liabilities would be within the foregoing indemnification provisions.

     The Company's Bylaws -- Under the Company's Bylaws, the Company is required to indemnify any person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, a "derivative action") and any appeal thereof by reason of the fact that such person is, was or agreed to become a director or officer of the Company, against expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, and, with respect to any criminal action or proceeding had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses
(including actual and reasonable attorney fees) and amounts paid in settlement incurred in connection with such an action and, where the person is found to be liable to the Company, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for expenses which the court considers proper.

     The Company's Bylaws provide that the Company shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that if required by the Act, the person furnishes the Company with an undertaking to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Company shall provide indemnification to any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company (or is serving or was serving at the request of the Company in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's Bylaws.

ITEM 16. EXHIBITS

 *4.1 The Company's Second Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to Company's Form 10-Q for the quarter ended September 30, 1992).

 *4.2 The Company's Bylaws, as amended (filed as Exhibit 3.2 to the Company's 1991 10-K).

 *4.3 Rights Agreement ("Rights Agreement") between the Company and National Bank of Detroit as Rights Agent (filed as Exhibit 1 to the Company's Form 8-A Registration Statement dated November 7,
       1988).

 *4.4 Amendment dated July 25, 1990, to Rights Agreement (filed as Exhibit 4.5 to the 1990 Second Quarter 10-Q).

 *4.5  Amendment Number Two dated as of September 23, 1992 to
       Rights Agreement (filed as Exhibit 4.4 to the 1992 10-K).

 *4.6 Revolving Credit and Competitive Advance Facility Agreement dated June 30, 1994 (filed as Exhibit 4.11 to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3, No. 33-54717 dated as of August 3, 1994).

**5.1 Opinion of George N. Bashara, Jr.

**23.1 Consent of Ernst & Young LLP, independent auditors.

**23.2 Consent of Arthur Andersen & Co., independent public accountants.

**23.3 Consent of George N. Bashara, Jr.  (included in Exhibit 5.1).

**24.1 Power of Attorney is included on page 20

*  Previously filed
** Filed herewith

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective
amendment to this registration statement:   (i)  to include any
prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that (A)(i) and (A)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (d) that, insofar as indemnification for liabilities arising under the Securities act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue;

     (e) that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (f) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on August 18, 1994.


                                FEDERAL-MOGUL CORPORATION


                                By: /s/ Martin E. Welch III
                                    --------------------------
                                    Martin E. Welch III
                                    Senior Vice President
                                    and Chief Financial Officer

                            POWER OF ATTORNEY

Each of the undersigned whose signature appears below hereby constitutes and appoints George N. Bashara, Jr. and Stephanie G. Heim, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons of the Registrant in the capacities and dates indicated.


      SIGNATURE                 TITLE                     DATE
      ---------                 -----                     ----


/s/ Dennis J. Gormley
- ------------------------    Chairman of the Board     August 18, 1994
Dennis J. Gormley           and Chief Executive
                            Officer and Director
                            (Principal Executive
                            Officer)

/s/ Martin E. Welch III
- ------------------------    Senior Vice President     August 18, 1994
Martin E. Welch III         and Chief Financial
                            Officer (Principal
                            Financial Officer)

/s/ James B. Carano
- ------------------------    Vice President and        August 18, 1994
James B. Carano             Controller (Principal
                            Financial Officer)

/s/ John J. Fannon
- ------------------------    Director                  August 18,1994
John J. Fannon


/s/ Roderick M. Hills
- ------------------------    Director                  August 18,1994
Roderick M. Hills

/s/ Antonio Madero
- ------------------------    Director                  August 18,1994
Antonio Madero


/s/ Walter J. McCarthy, Jr.
- ------------------------    Director                  August 18,1994
Walter J. McCarthy, Jr.


/s/ Robert S. Miller, Jr.
- ------------------------    Director                  August 18, 1994
Robert S. Miller, Jr.


/s/ John C. Pope
- ------------------------    Director                  August 18, 1994
John C. Pope


/s/ Dr. Hugo Michael Sekyra
- ------------------------    Director                  August 18, 1994
Dr. Hugo Michael Sekyra

                           EXHIBIT INDEX

Exhibit
Number        Description
- -------       -----------

 *4.1 The Company's Second Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to Company's Form 10-Q for the quarter ended September 30, 1992)

 *4.2 The Company's Bylaws, as amended (filed as Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1991

 *4.3 Rights Agreement ("Rights Agreement") between the Company and National Bank of Detroit as Rights Agent (filed as Exhibit 1 to the Company's Form 8-A Registration Statement dated November 7, 1988)

 *4.4         Amendments dated July 25, 1990, to Rights Agreement (filed as
              Exhibit 4.5 to the 1990 Second Quarter 10-Q)

 *4.5 Amendment Number Two dated as of September 23, 1992 to Rights Agreement (filed as Exhibit 4.4 to the 1992 10-K)

 *4.6 Revolving Credit and Competitive Advance Facility Agreement dated as of June 30, 1994 (filed as Exhibit 4.11 to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3, No. 33-54717 dated as of August 3, 1994).

**5.1         Opinion of George N. Bashara, Jr.

**23.1        Consent of Ernst & Young LLP, independent auditors

**23.2        Consent of Arthur Andersen & Co., independent public accountants

**23.3        Consent of George N. Bashara, Jr.  (included in Exhibit 5.1)

**24.1        Power of Attorney is included on page 20

              -----------------------------------

*  Previously filed

** Filed herewith